PROSPECTUS SUPPLEMENT                                         File No. 333-38792
(To Prospectus Supplement and Prospectus                          Rule 424(b)(3)
dated June 16, 2000 and June 15, 2000, respectively)
Prospectus number:      1998



                            Merrill Lynch & Co., Inc.



                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                                Fixed Rate Notes


Principal Amount:         $41,000,000


CUSIP Number:             59018Y AN1


Interest Rate:            6.97000%


Original Issue Date:      August 1, 2000


Stated Maturity Date:     August 1, 2001


Interest Payment Dates:   At Maturity
                          0

Repayment at the Option
of the Holder:            The Notes cannot be repaid prior to the Stated
                          Maturity Date.

Redemption at the Option
of the Company:           The Notes cannot be redeemed prior to the Stated
                          Maturity Date.


Form: The Notes are being issued in fully registered book-entry form.


Trustee:                  The Chase Manhattan Bank


Dated:                    July 27, 2000